EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

American Pacific Corporation

Las Vegas, Nevada

We hereby consent to the incorporation by reference in the Registration Statements on Forms S8 (Nos. 333-176534, 333-153758, 333-150720, 333-131945, 333-108790, 333-104732 and 333-62566) of American Pacific Corporation of our report dated December 17, 2012, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP Las Vegas, Nevada
December 17, 2012